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                                                                   EXHIBIT 10.10

                                 AMENDMENT NO. 1
                   TO AMENDED AND RESTATED MASTER CONSTRUCTION
                             AND TERM LOAN AGREEMENT

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER CONSTRUCTION AND TERM LOAN AGREEMENT, dated as of June 14, 2001 (the "Amendment"), among FCA Real Estate Holdings, LLC, a Delaware limited liability company (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent and administrative bank (in such capacity, the "Administrative Bank"), the "Lender parties" to the Loan Agreement hereinafter described (each a "Lender" and collectively the "Lenders") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the "Collateral Agent").

                                    RECITALS:

         A. The Borrower, the Administrative Bank and the Lenders are parties to that certain Amended and Restated Master Construction and Term Loan Agreement dated as of July 17, 2000 (the "Original Agreement").

         B. The Borrower has re-financed certain of the Series Loans made by one or more of the Lenders to the Borrower pursuant to the Original Agreement.

         C. he Borrower has requested the Administrative Bank and the Lenders to amend certain provisions of the Original Agreement with respect to the remaining Series Loans and to future Series Loans.

         D. Subject to the terms and conditions of this Amendment, the Administrative Bank and the Lenders have agreed to the Borrower's requests.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINED TERMS. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

         2. AMENDMENTS. The Original Agreement is hereby amended as follows:

                  (a) The definitions of "Approved Projects," "Aggregate Indemnification Percentage," "Commitment Letter," "Commitment Fees, "Fixed Rate," "Fixed Rate Conversion Date," "Fixed Rate Period," "Individual Commitment," "Interest Rate," "Maturity Date", "Maximum Loan Amount," "Percentage," "Prepayment Percentage," "Reference Rate," "Series Loans," "Super Majority Lenders," "US Bank," "Variable Rate," and "Variable Rate Period" appearing in the DEFINITION Section of the Original Agreement are respectively amended in their entireties to read as follows:

                  "Approved Projects: Borrower's sports and health club facilities respectively located in Bloomington, MN, and Columbus, OH, and up to five (5) additional projects approved by the Administrative Bank which will be the Projects to be respectively

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         located in Orland Park, IL, Algonquin, IL, Rochester Hills, MI, Burr
         Ridge, IL and Skokie, IL; provided that the Administrative Bank, in its reasonable business judgment, may substitute Projects in two (2) different locations for any of the above-described five (5) additional Projects not then being financed by a Series Loan and any other of the Borrower's sports and health club facilities approved by the Lenders.

                  Aggregate Indemnification Percentage: If the Administrative Bank, in its reasonable business judgment, has allocated its claim for any indemnification described in Section VII. 8. to more than one Series Loan, then the Aggregate Indemnification Percentage for each of the Primary Lenders for such Series Loans shall be the ratio (expressed as a percentage) which such Primary Lender's Aggregate Individual Commitments for such Series Loans bears to the aggregate Commitments for such Series Loans.

                  Commitment Letter: With respect to: (a) the Series A Loan and the Series F Loan, the Commitment Letter as described in the Supplement relating to such Series Loan; or (b) any other Series Loan, this Agreement.

                  Commitment Fees: With respect to any Series Loan, other than the Series A Loan and the Series F Loan: (a) $109,585.98 payable on the "Effective Date" of that certain Amendment No. 1 to Amended and Restated Master Loan Agreement dated as of June 14, 2001(the "First Amendment") among the Borrower, the Administrative Bank, the Lenders and the Collateral Agent for the ratable benefit of the Lenders in accordance with their respective Percentages of the Available Commitment on such Effective Date; and (b) 0.50% of the Commitment for a Series Loan (the 'Loan Fees') payable on the Closing Date for such Series Loan for the ratable benefit of the Lenders in accordance with their respective Percentages of the Commitment for such Series Loan; which Commitment Fees, in either case, are earned on the date of payment and are not refundable under any circumstances.

                  Fixed Rate: The Fixed Rate is 10.02% per annum with respect to the Series A Loan and 8.96% with respect to the Series F Loan and shall not apply to any other Series Loan.

                  Fixed Rate Conversion Date: The Fixed Rate Conversion Date was March 10, 2000 with respect to the Series A Loan and July 31, 1997 with respect to the Series F Loan and shall not apply to any other Series Loan.

                  Fixed Rate Period: With respect to the Series Loan A Loan and the Series F Loan, the five (5) year period commencing on and including such Series Loan's Fixed Rate Conversion Date.

                  Individual Commitment: With respect to any Primary Lender for a Series Loan, such Primary Lender's Percentage of the Commitment for such Series Loan.

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                  Interest Rate: The Variable Rate during the Variable Rate
         Period or, with respect to the Series A Loan and the Series F Loan only, the Fixed Rate for the relevant Series Loan during its Fixed Rate Period.

                  Maturity Date: With respect to any Series Loan, the "Maturity Date" described in the Supplement relating to such Series Loan; provided, however, that the Maturity Date for any Series Loan, other than the Series A Loan or the Series F Loan, shall not be: (a) earlier than the tenth day of the thirty-sixth (36th) month following the Conversion Date for the Project being constructed with the proceeds of such Series Loan; or (b) later than the tenth day of the forty-eighth
         (48th) month from the signing of the Supplement for such Series Loan.

                  Maximum Loan Amount: For any Project and its Applicable Series Loan, the lesser of: (a) 75% of the fair market value of such Project as a vacant health club upon its Completion; or (b) 60% of the costs for each Project being financed by its Applicable Series Loan, other than the Series A Loan and the Series F Loan; provided, however, the Maximum Loan Amount for the Series J Loan shall be $12,941,196.94.

                  Percentage: With respect to: (a) US Bank for the Series A Loan and the Series F Loan, 100%; and (b) any Primary Lender for its pro rata share of the Commitment for any other Series Loan, such Primary Lender's "Percentage" as set forth in the relevant Supplement for such Series Loan, which shall be calculated as follows: (i) first, multiply the Aggregate Outstanding Committed Amount by such Lender's Aggregate Individual Percentage; (ii) then, from such product, subtract such Lender's Aggregate Outstanding Individual Committed Amount (such remainder being such Lender's 'Numerator'); and (iii) finally, determine the ratio (expressed as a percentage) which such Lender's Numerator bears to the proposed Commitment.

                  Prepayment Percentage: With respect to any prepayment of any Series Loan, the ratio (expressed as a percentage) which the amount of such prepayment bears to the outstanding principal balance of such Series Loan, immediately prior to the making of such prepayment.

                  Primary Lenders: With respect to: (a) the Projects respectively located in Columbus, OH and Bloomington, MN and the Applicable Series Loan for such Projects, US Bank; or (b) any other Project and the Applicable Series Loan for such Project, all Lenders parties to this Agreement on the date on which the Supplement for such Applicable Series Loan is executed.

                  Reference Rate:  The Prime Rate.

                  Series Loan: The separate loans to be made under this Agreement in accordance with the applicable Supplement for such loans; provided, however, on and after the `Effective Date' of the First Amendment, the Series Loans shall not include the Series B Loan, the Series C Loan, the Series D Loan, the Series E Loan, the portion of the Series F Loan relating to the Refinance Projects respectively located in Eagan, MN and Woodbury, MN, the Series G Loan, the Series H Loan and the Series I Loan. In order to

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         distinguish one Series Loan from another, the Series Loans may sometimes be respectively alphabetically denominated as the "Series A Loan," the "Series B Loan," and so on in accordance with the applicable Supplement for such Series Loan.

                  Super Majority Lenders: At any time, those Lenders (which term shall include US Bank) at such time having Aggregate Individual Commitments aggregating more than 66 2/3% of the Aggregate Commitment.

                  US Bank: U.S. Bank National Association, acting in its separate capacity as a Lender.

                  Variable Rate: A per annum rate equal to the sum of: (a) one-half of one percent (0.50%); plus (b) the Prime Rate, as the same may fluctuate from time to time, as more fully described in the Notes.

                  Variable Rate Period: With respect to any Series Loan, other than the Series A Loan and the Series F Loan, the term of such Series Loan."

         (b) The DEFINITIONS Section of the Original Agreement is further amended by adding the following new definitions of "Accrual Period," "Aggregate Commitment," "Aggregate Individual Commitment," "Aggregate Individual Percentage," "Available Commitment," "Aggregate Outstanding Committed Amount," "Aggregate Outstanding Individual Committed Amount," "Collateral Account," "Fixed Rate Note," "Numerator," "Prime Rate" and "Termination Date" in proper alphabetical order:

                  "Accrual Period: For any Series Loan following (and including) its Conversion Date, the period commencing on, and including, the 10th day of a month and ending on, and including, the 9th day of the immediately following month, except that, with respect to any Series Loan whose Conversion Date is not the 10th day of a month, the first Accrual Period for such Series Loan shall begin on, and include, such Conversion Date.

                  Aggregate Commitment: At any date for all Series Loans, $50,000,000.00.

                  Aggregate Individual Commitment: At any date for all Series Loans for any Primary Lender, the amount set forth opposite such Primary Lender's name on Schedule A to the First Amendment.

                  Aggregate Individual Percentage: At any date for all Series Loans for any Primary Lender, the amount set forth opposite such Primary Lender's name on Schedule A to the First Amendment.

                  Aggregate Outstanding Committed Amount: At any date, the sum of all Commitments for the Series Loans except that, after the Conversion Date of a Series Loan, only the aggregate outstanding principal balance of such Series Loan shall be included in the Aggregate Outstanding Committed Amount.

                  Aggregate Outstanding Individual Committed Amount: At any date for any Lender, the sum of such Lender's Individual Commitments for the Series Loans except

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         that, after the Conversion Date of a Series Loan, only the outstanding principal balance of such Series Loan held by such Lender shall be included in its Aggregate Outstanding Individual Committed Amount.

                  Available Commitment: At any date, the difference between: (a) the Aggregate Commitment; minus (b) the Aggregate Outstanding Committed Amount.

                  Collateral Account: As described in Section V.28.

                  Fixed Rate Note: The respective Notes for the Series A Loan and the Series F Loan.

                  Loan Fees: As defined in the definition of `Commitment Fees'.

                  Numerator: As defined in the definition of `Percentage'.

                  Prime Rate: The prime rate announced by the Administrative Bank. The interest rate on the Series Loan hereunder, other than the Series A Loan and the Series F Loan, will be adjusted each time that the prime rate changes.

                  Termination Date: The earlier of: (a) May 31, 2002; or (b) the date on which the Administrative Bank and the Super Majority Lenders terminate the Aggregate Commitment and the Commitments in accordance with Section VI.2."

                  (c) The first sentence of Section I.1. of the Original Agreement is amended in its entirety to read as follows:

                           "Subject to the terms and conditions hereof, the
                  Primary Lenders for a Series Loan severally agree to lend to Borrower and Borrower agrees to borrow from such Primary Lenders, the proceeds of such Series Loan, from time to time in accordance with the terms hereof until the Maturity Date of such Series Loan, for the purpose of developing the relevant Project; provided, however, that no such Primary Lender shall be obligated to make any Advance if, after giving effect to such Advance: (a) the aggregate amount of Advances for such Series Loan made by such Primary Lender would exceed its Individual Commitment for such Series Loan or such Series Loan would exceed the lesser of the Commitment or the Maximum Loan Amount; (b) the aggregate amount of Advances for all Series Loans made by such Primary Lender would exceed its Aggregate Individual Commitment; or (c) the aggregate amount of Advances for all Series Loans made by all Primary Lenders would exceed the Aggregate Commitment."

                  (d) Section I.1. of the Original Agreement is further amended by adding the following as the last sentence thereof:

                           "The Available Commitment shall terminate on the
                  Termination Date."

                  (e) The third sentence of Section I.2. of the Original Agreement is amended in its entirety to read as follows:

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                           "Interest accruing on a Series Loan shall be payable
                  as follows: (a) prior to the Conversion Date for such Series Loan, interest accruing on such Series Loan through the end of a calendar month shall be payable, as accrued, on the first day of the following calendar month, commencing on the first such day following the making of the initial Advance on such Series Loan and continuing through, to and including the first day of the month in which such Conversion Date occurs; (b) on the Conversion Date for such Series Loan, interest accruing on and after the first day of the month in which such Conversion Date occurs through to, but excluding, such Conversion Date shall be payable on such Conversion Date; (c) after such Conversion Date, interest accruing on such Series Loan during each Accrual Period shall be payable on the 10th day of each month, commencing on the first such day following such Conversion Date; and (d) all unpaid, accrued interest shall be paid in full at the time all Advances are paid in full."

                  (f) Section I.3. of the Original Agreement is amended in its entirety to read as follows:

                  "I.3     Prepayment.

                           In consideration of Borrower's agreement to pay the
                  prepayment indemnity required by Section I.8. and the prepayment fee required by this Section, Borrower may prepay the Notes for any Series Loan, in whole or in part, at any time without premium or penalty; provided, however, that: (a) each prepayment of a Fixed Rate Note shall be accompanied by the amount of the Prepayment Fee, if any, required by Section I.8.; and (b) no prepayment may be made on any Series Loan unless Borrower contemporaneously prepays the outstanding principal balance of each other Series Loan by the same Prepayment Percentage. Borrower shall give the Administrative Bank at least three (3) Business Days' prior written notice of the date of any prepayment and the Administrative Bank shall give prompt notice to the Primary Lenders for such Series Loan of any notice received by the Administrative Bank pursuant to this Section I.3. Any prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment on any Series Loan shall be in the amount of $100,000.00 or an integral multiple thereof (or, if the outstanding principal amount of a Series Loan is less than $100,000.00, the entire outstanding principal amount of such Series Loan) and shall be applied against installments due on the Notes for such Series Loan in the inverse order of their maturities. Amounts paid or prepaid under this Section I.3. may be reborrowed pursuant to Commitments entered into after the date of such payment but prior to the Termination Date but may not be re-borrowed under any then existing Commitment."

                  (g) Section I.4. of the Original Agreement is amended in its entirety to read as follows:

                  "I.4     Fixed Rate.

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                  If any Regulatory Change:

                                    (a)      shall subject US Bank to any tax,
                           duty or other charge with respect to its Series A Loan or Series F Loan or its Note evidencing such Series Loan or shall change the basis of taxation of payment to such Primary Lender of principal, interest or any other amounts due under this Agreement, such Note or any other Loan Document (except for changes in the rate of tax on the overall net income of US Bank imposed by the jurisdiction in which US Bank's principal office is located); or

                                    (b)      shall impose, modify or deem
                           applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the applicable Fixed Rate for the Series A Loan and the Series F Loan) against assets of, deposits with or for the account of, or credit extended by, US Bank or shall impose on US Bank or on the United States market for certificates of deposit any other condition affecting the Series A Loan or the Series F Loan or its Note evidencing any such Loan;

                  and the result of any of the foregoing is to increase the cost to US Bank of making or maintaining the Series A Loan or the Series F Loan, or to reduce the amount of any sum received or receivable by US Bank under this Agreement with respect to such Series Loan, its Notes respectively evidencing such Series Loans or any other Loan Document, then, within thirty
                  (30) days after demand by US Bank, Borrower shall pay to US Bank such additional amount or amounts as will compensate US Bank for such increased cost or reduction. US Bank will promptly notify Borrower and the Administrative Bank of any event of which it has knowledge, occurring after the date hereof, which will entitle US Bank to compensation pursuant to this Section. A certificate of US Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be determinative in the absence of manifest error. In determining such amount, US Bank may use any reasonable averaging and attribution methods. Failure on the part of US Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of US Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.

                  (h) Section I.6. of the Original Agreement is amended by increasing the percentage of the Non-Usage Fee from "one-quarter of one percent per annum" to "three-eighths of one percent per annum" and is further amended by adding the following at the end thereof.

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                  "The Administrative Bank shall promptly pay over to each
         Lender its ratable share of the Non-Usage Fee in accordance with such Lender's Percentage of the Commitment for such Series Loan."

                  (i) Section I.7. of the Original Agreement is amended in its entirety to read as follows:

                  "I.7.    Unallocated Commitment Fee.

                           In addition to the interest and other consideration
                  to Lenders herein, Borrower agrees to pay to the Administrative Bank for the ratable benefit of each Primary Lender for any Series Loan a non-allocation fee (the "Non-Allocation Fee") on the average daily amount of the Available Commitment during the most recently ended month (including, without limitation, any portion thereof when such Primary Lenders' obligations to lend shall be suspended by reason of Borrower's inability to fulfill the applicable conditions set forth herein) at the rate of three-eighths of one percent per annum. The Non-Allocation Fee shall be paid monthly in arrears, commencing at the end of the first month following the `Effective Date' of the First Amendment. The Administrative Bank shall promptly pay over to each Lender its ratable share of the Non-Allocation Fee in accordance with the ratio (expressed as a percentage) which such Lender's average daily Numerator in the relevant month bears to the average daily Available Commitment during such month."

                  (j) Section I.8. of the Original Agreement is amended in its entirety to read as follows:

                  "I.8     Prepayment Fees:

                           There shall be no prepayments of any Fixed Rate Note,
                  provided that US Bank may consider requests for its consent with respect to prepayment of a Fixed Rate Note, without incurring an obligation to do so, and the Borrower acknowledges that in the event that such consent is granted, the Borrower shall be required to pay US Bank, upon prepayment of all or part of the principal amount before final maturity, a Prepayment Fee equal to the maximum of: (a) zero, or (b) that amount, calculated on any prepayment date, which is derived by subtracting: (a) the principal amount of such Fixed Rate Note or portion of such Fixed Rate Note to be prepaid from (b) the Net Present Value of such Fixed Rate Note or portion of such Fixed Rate Note to be prepaid on such date of prepayment.

                           "Net Present Value" shall mean the amount which is derived by summing the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by US Bank over the shorter of the remaining contractual life of the Note or next repricing "date if US Bank had instead initially invested such Fixed Rate Note proceeds at the Initial Money Market Rate. The

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                           individual discount rate used to present value each
                           prospective payment of interest and/or principal shall be the Money Market Rate at Prepayment for the maturity matching that of each specific payment of principal and/or interest.

                           "Initial Money Market Rate" shall mean the rate per annum, determined solely by US Bank, on the first day of the term of such Fixed Rate Note or the most recent repricing date or as mutually agreed upon by the Borrower and US Bank, as the rate at which US Bank would be able to borrow funds in Money Markets for the amount of such Fixed Rate Note and with an interest payment frequency and principal repayment schedule equal to such Fixed Rate Note and for a term as may be arranged and agreed upon by the Borrower and US Bank. Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. Borrower acknowledges that US Bank is under no obligation to actually purchase and/or match funds for the Initial Money Market Rate of this Note.

                           "Money Market Rate At Prepayment" shall mean that zero-coupon rate, calculated on the date of prepayment, and determined solely by US Bank, as the rate in which US Bank would be able to borrow funds in Money Markets for the prepayment amount matching the maturity of a specific prospective Fixed Rate Note payment or repricing date. Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. A separate Money Market Rate at Prepayment will be calculated for each prospective interest and/or principal payment date.

                           "Money Markets" shall mean one or more wholesale funding mechanisms available to US Bank, including negotiable certificates of deposit, eurodollar deposits, bank notes, fed funds, interest rate swaps, or others.

                  In calculating the amount of such a prepayment fee, US Bank is hereby authorized by the Borrower to make such assumptions regarding the source of funding, redeployment of funds and other related matters, as US Bank may deem appropriate. If the Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the Default Rate specified in the relevant Fixed Rate Note (computed on the basis of a 360-day year, actual days elapsed). Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon; and said prepayment shall be applied to the principal installments in the inverse order of their maturities. All prepayments of a Series Loan shall be in an amount of at least $100,000 or if less, the remaining entire principal balance of such Series Loan."

                  (k) Section II.6. of the Original Agreement is amended in its entirety to read as follows:

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                  "II.6.   Primary Lenders' Loan Fee.

                           The Administrative Bank shall have received, in
                  immediately available funds, for the ratable benefit of such Primary Lenders, the Loan Fees for such Series Loan which is payable at Closing. The Loan Fees are earned on the date of payment and are not refundable under any circumstances."

                  (1) The first sentence of Section III.1. of the Original Agreement is amended in its entirety to read as follows:

                           "The proceeds of each Series Loan shall be advanced
                  by its Primary Lenders, for the benefit of Borrower, in accordance with the terms and conditions set forth in this
                  ARTICLE III, and in accordance with the Disbursing Agreement; provided, however, that no such Primary Lender shall be obligated to make any Advance if, after giving effect to such
                  Advance: (a) the aggregate amount of Advances for such Series Loan made by such Primary Lender would exceed its Individual Commitment for such Series Loan or such Series Loan would exceed the lesser of the Commitment or the Maximum Loan Amount; (b) the aggregate amount of Advances for all Series Loans made by such Primary Lender would exceed its Aggregate Individual Commitment; or (c) the aggregate amount of Advances for all Series Loans made by all Primary Lenders would exceed the Aggregate Commitment."

                  (m) Section V.28. is amended by adding the following at the end thereof:

                           "Until such Rebatable Rent is re-paid to the Lessee
                  in accordance with this Section, such Rebatable Rent shall be held in one or more special cash collateral account(s) (the `Collateral Account(s)') maintained in favor of the Collateral Agent at US Bank. In addition to the other provisions of this Agreement or any other Loan Document, upon an occurrence of any Event of Default, the Collateral Agent may apply amounts on deposit in the Collateral Accounts to the payment of the Obligations in accordance with Sections I.10.,I.11. and I.12. The Borrower hereby pledges and grants to the Collateral Agent for itself and for the benefit of the Administrative Bank and the ratable benefit of the Lenders a security interest in all funds held in the Collateral Accounts as security for the payment and performance of all Obligations."

                  (n) Section V.30. of the Original Agreement is amended in its entirety to read as follows:

                  "V.30.   Depositing Collections.

                           Borrower shall deposit all collections with respect
                  to the Project Leases in a Collateral Account maintained at US Bank and, if required by the Administrative Bank or the Super Majority Lenders, in separate Collateral Accounts for each Project Lease. The Borrower shall not have any right to withdraw any deposited amount except to pay Obligations arising under this

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                  Agreement and the other Loan Documents and to pay Rebatable
                  Rent in accordance with Section V.28."

                  (o) Article V, of the Original Agreement is further amended by adding the following new Section V.33. to read as follows:

                  "V.33    Revised Article 9.

                           Promptly upon the Collateral Agent's, the
                  Administrative Bank's or any Lender's request, the Borrower will execute and deliver amended and restated Loan Documents in form and substance reasonable acceptable to the Collateral Agent in order to conform such Loan Documents to the revision of Minn. Stat. ss.ss.336.9-101 et. seq. being effected by Minn. Laws 2000, Chapter 399's adoption of Revised Article 9 of the Uniform Commercial Code as approved by the National Conference of Commissioners on Uniform State Law Laws in July, 1998."

                  (p) Section VI.2.B. of the Original Agreement is amended in its entirety to read as follows:

                  "B.      Terminate the Aggregate Commitment and/or any
                  Commitment without notice to Borrower, whereupon Aggregate Commitment or such Commitment shall terminate."

                  (q) Subsection VIII. 10.(a) is amended in its entirety to read as follows:

                  "(a)     the Administrative Bank's and all of the Lenders'
         consent shall be required if the amendment, modification, supplement, waiver or consent: (i) changes the amount of, or extends the maturity of, any principal or any installment of principal payable under any Note; (ii) changes the amount of, or extends the payment date for, fees, interest or other non-principal payment due and payable under this Agreement or any other Loan Document; (iii) releases any Project or any material part hereof, if any, except as otherwise expressly required by the terms of the Loan Documents; (iv) waives any Event of Default of the nature described in Section VI.1.A. or B; (v) changes the definition of "Maximum Loan Amount;"(vi) adds any of the Borrower's sports and health club facilities as an Approved Project which is not included within the definition of, or permitted by, the definition of, "Approved Project"; (vii) changes this Section or the definition of "Super Majority Lenders"; (viii) changes Section I.10., I.11. or I.12. or any provision of any other Loan Document which allocates payments on the Obligations among the Administrative Bank, the Collateral Agent and the Lenders; or (ix) causes any Approved Project, other than the Columbus Project, not to constitute Collateral or Additional Project Collateral for all of the Series Loans;

                  (r) The Original Agreement is further amended by attached Schedule A thereto in the form of Schedule A attached to this Amendment.

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Administrative Bank shall have received:

                  (a) Counterparts of this Amendment executed by Borrower, all Lenders and the Collateral Agent;

                  (b) Payment in full, in immediately available funds, of the principal of, and unpaid accrued interest on, all Series Loans other than the Series A Loan and the portion of the Series F Loan relating to the Refinance Project located in Bloomington, MN;

                  (c) Payment in full, in immediately available funds, of the amount described in Section I.8., of the Original Agreement with respect to all Series Loans required to be prepaid pursuant to subsection (b) above;

                  (d) Manufacturers Bank shall have terminated its status as a Lender under the Original Agreement; and

                  (e) Such other documents as the Administrative Bank or any Lender may reasonably request.

         4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Bank, the Lenders and the Collateral Agent to enter into this Amendment, Borrower represents and warrants to the Administrative Bank, the Lenders and the Collateral Agent as follows:

                  (a) The execution, delivery and performance by Borrower of the Original Agreement as amended by this Amendment and any other documents to be executed and/or delivered by Borrower in connection herewith have been duly authorized by all necessary company action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of Borrower's Articles of Organization, Member Control Agreement or Operating Agreement, any agreement binding on or applicable to Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

                  (b) The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except to the extent that such representations and warranties relate solely to an earlier date and except that the representations and warranties set forth in Section IV.5 of the Original Agreement with respect to the audited or unauditied financial statements of the Borrower or the Lessee, as the case may be, shall be deemed to be a reference to the most recent audited or unaudited financial statements of the relevant Person delivered to the Lenders pursuant to Section V.7 of the Original Agreement

                  (c) (i) No events have taken place and no circumstances exist at the date hereof which would give Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or any Lender for payment of any Note; and (ii) Borrower hereby releases and forever discharges the Administrative Bank, each

         Lender and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which Borrower ever had or now has against such Person by virtue of such Person's relationship to Borrower in connection with the Loan Documents and the transactions related thereto;

                  (d) The Original Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower, remains in full force and effect and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies;

                  (e) No Default or Event of Default exists prior to or after giving effect to this Amendment.

         5.       REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) From and after the date of this Amendment, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement", "thereunder", "thereof', "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

                  (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

         6. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and .expenses of the Administrative Bank and each Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys' fees and legal expenses. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Bank and each Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in Borrower's paying or omission to pay, such taxes or fees.

         7. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                    BORROWER:

                                    FCA REAL ESTATE HOLDINGS, LLC

                                    By: LIFE TIME FITNESS, Inc.
                                    Its:  Manager

                                    By:_________________________________________
                                    Its: Secretary and Chief Financial Officer

                                    ADMINISTRATIVE BANK:

                                    U.S. BANK NATIONAL ASSOCIATION, as the
                                    Administrative Bank, the Collateral Agent and the sole Primary Lender for the Series A and the Series F Loan and a Lender for all other Series Loans

                                    By:_________________________________________
                                    Its: Vice President

                                    BANK ONE, MICHIGAN, as a Lender for all
                                    Series Loans, other than the Series A Loan and the Series F Loan

                                    By:_________________________________________
                                    Its: First Vice President

                                   SCHEDULE A

                             LENDERS AND PERCENTAGES

                                                             AGGREGATE                          AGGREGATE
                                                            INDIVIDUAL                          INDIVIDUAL
            LENDER                                          COMMITMENT                          PERCENTAGE
----------------------------------------------------------------------------------------------------------
U. S. Bank National Association                           $25,000,000.00                           50%
U. S. Bank Place
620 Second Avenue South
Minneapolis, MN 55402
Attention:  Ms. Karen Weathers
Fax No. (612) 973-0832
----------------------------------------------------------------------------------------------------------
Bank One Michigan                                         $25,000,000.00                           50%
28660 Northwestern Highway
Southfield, MI 48034
Attention:  Ms. Kathryn A. Pothier
Fax No. (248) 799-5826
----------------------------------------------------------------------------------------------------------